Exhibit 99.3

MOBILEPRO CORP. AND SUBSIDIARIES
INTRODUCTION TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On June 30, 2005, Mobilepro Corp. (the “Company”) acquired all of the outstanding capital stock of American Fiber Network, Inc. (“AFN”), a privately held company, for consideration of $3,000,000, including a liability to issue 10,000,000 shares of the Company’s common stock and a cash payment of $1,500,000.

The acquisition has been accounted for under the purchase method of accounting. Accordingly, AFN will be treated as a wholly owned subsidiary of the Company.

The unaudited pro forma condensed consolidated statements of operations for the three months ended June 30, 2005 and for the year ended March 31, 2005 have been presented as if the acquisition occurred on April 1, 2004.

The unaudited pro forma condensed consolidated statements do not necessarily represent the actual results that would have been achieved had the companies been combined at April 1, 2004, nor may they be indicative of future operations. These unaudited pro forma condensed financial statements should be read in conjunction with the companies’ respective historical financial statements and notes included thereto.

MOBILEPRO CORP. AND SUBSIDIARIES
UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED MARCH 31, 2005

	MOBILEPRO CORP. AND SUBSIDIARIES	AMERICAN FIBER NETWORK, INC.	PRO FORMA ADJUSTMENTS		PRO FORMA

OPERATING REVENUES
Revenues	$46,508,144	$6,708,901	$(437,765)	B	$52,779,280

COSTS OF REVENUES	22,551,240	3,888,437	(437,765)	B	26,001,912

GROSS PROFIT	23,956,904	2,820,464	-		26,777,368

OPERATING EXPENSES
Professional fees and compensation expenses	12,555,710	-	-		12,555,710
Advertising and marketing expenses	1,610,285	-	-		1,610,285
Research and development costs	30,324	-	-		30,324
General and administrative expenses	10,018,298	2,549,184	-		12,567,482
Office rent and expenses	952,475	-	-		952,475
Travel and meals expenses	243,758	-	-		243,758
Depreciation and amortization	2,067,213	37,069	-		2,104,282
Total Operating Expenses	27,478,063	2,586,253	-		30,064,316

INCOME (LOSS) BEFORE OTHER INCOME (EXPENSE)	(3,521,159)	234,211	-		(3,286,948)

OTHER INCOME (EXPENSE)
Amortization of discount and interest on conversion of debt	(375,150)	-	-		(375,150)
Interest income	17,210	-	-		17,210
Other income	111,089	-	-		111,089
Interest expense	(1,591,712)	-	-		(1,591,712)
Total Other Income (Expense)	(1,838,563)	-	-		(1,838,563)

NET INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(5,359,722)	234,211	-		(5,125,511)
Provision for Income Taxes	-	-	-		-

NET INCOME (LOSS) APPLICABLE TO COMMON SHARES	$(5,359,722)	$234,211	$-		$(5,125,511)

NET INCOME (LOSS) PER BASIC AND DILUTED SHARES	$(0.02)	$2,342	$-		$(0.02)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	289,933,904	100	10,000,000	C	299,933,904

See the accompanying notes to unaudited pro forma condensed consolidated financial statements.

MOBILEPRO CORP. AND SUBSIDIARIES
UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED JUNE 30, 2005

	MOBILEPRO CORP. AND SUBSIDIARIES	AMERICAN FIBER NETWORK, INC.	PRO FORMA ADJUSTMENTS		PRO FORMA

REVENUES	$22,505,845	$1,686,538	$(123,770)	A	$24,068,613

COSTS OF REVENUES	11,021,862	864,910	(123,770)	A	11,763,002

GROSS PROFIT	11,483,983	821,628	-		12,305,611

OPERATING EXPENSES
Payroll, professional fees and related expenses	3,678,652	-	-		3,678,652
Advertising and marketing expenses	518,664	-	-		518,664
Office rent and expenses	429,941	-	-		429,941
Travel and entertainment expenses	117,265	-	-		117,265
Other research and development costs	14,908	-	-		14,908
Other general and administrative expenses	4,550,810	700,583	-		5,251,393
Depreciation and amortization	822,377	10,874	-		833,251
Total Operating Expenses	10,132,617	711,457	-		10,844,074

OPERATING INCOME	1,351,366	110,171	-		1,461,537

INTEREST EXPENSE, NET	(932,175)	-	-		(932,175)

NET INCOME BEFORE PROVISION FOR INCOME TAXES	419,191	110,171	-		529,362
Provision for Income Taxes	-	-	-		-

NET INCOME APPLICABLE TO COMMON SHARES	$419,191	$110,171	$-		$529,362

NET INCOME PER SHARE
Basic	$0.0012	$1,102	$-		$0.0014
Diluted	$0.0010	$-	$-		$0.0012

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	360,778,231	100	10,000,000	C	370,778,231

See the accompanying notes to unaudited pro forma condensed consolidated financial statements.

MOBILEPRO CORP. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma adjustments are included in the accompanying unaudited pro forma condensed consolidated statements of operations for the three months ended June 30, 2005 and for the year ended March 31, 2005 to reflect the combination of Mobilepro Corp. and its consolidated subsidiaries (the “Company’) with American Fiber Network, Inc. (“AFN”).

A. To eliminate revenues recorded on the books of both US1 Telecommunications, Inc. (“US1”), a wholly owned subsidiary of the Company, and AFN for the value of billings prepared for customers of US1 for the six months ended June 30, 2005 under an arrangement with US1.

B. To eliminate revenues recorded on the books of both US1 Telecommunications, Inc. (“US1”), a wholly owned subsidiary of the Company, and AFN for the value of billings prepared for customers of US1 from June 2004, the month of US1’s acquisition by the Company, through March 31, 2005.

C. To include the issuance of 10,000,000 shares of Company common stock in connection with the acquisition AFN.